Exhibit 99.1

The First Years Inc. Corporate Headquarters One Kiddie Drive Avon, MA 02322-1711 Tel: 508-588-1220 Fax: 508-583-9067 www.thefirstyears.com

Contact: John Beals
Senior Vice President, Finance and Treasurer
(508) 588-1220

FOR IMMEDIATE RELEASE

THE FIRST YEARS INC. ANNOUNCES QUARTERLY DIVIDEND OF 6 CENTS

AVON, Massachusetts, August 15, 2003 – The First Years Inc. (Nasdaq:KIDD), a leading marketer of products for infants and toddlers, today announced its quarterly dividend of $0.06 per share on the common stock of the Company.

The dividend is payable Monday, September 15, 2003 to shareholders of record as of August 29, 2003.

The First Years Inc. is a leading international marketer of feeding, soothing, play and care products for infants and toddlers. The Company’s distinctive brands include: “The First Years®,” licenses from The Walt Disney Company and “Sesame Street®,” licensed from the Sesame Workshop.

Included in this release are certain “forward-looking” statements, involving risks and uncertainties, which are covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial performance. Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements. In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, which include, but are not limited to, sales of The First Years® brand, trends in sales of The First Years brand and licensed products, continued success of new Disney character refreshed graphics, continued maintenance of favorable license arrangements, success of market research identifying new product opportunities, successful introduction of new products, continued product innovation, the success of new enhancements to the Company’s brand image, growth in domestic and international sales, ability to attract and retain key personnel, sales and earnings results, and general economic conditions affecting consumer spending, including uncertainties relating to global political conditions, such as terrorism and the conflict with Iraq. Information with respect to important factors that should be considered is contained in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not intend to update any of the forward-looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.